    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997
                                                 Registration No. 333-

--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ------------------

                                FILM ROMAN, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      95-4585357
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification No.)

12020 CHANDLER BOULEVARD, SUITE 200
    NORTH HOLLYWOOD, CALIFORNIA                            91607
(Address of principal executive offices)                (Zip Code)

                               ------------------

                               STOCK OPTION PLAN
                            (Full Title of the Plan)

                       ----------------------------------

                                   PHIL ROMAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                FILM ROMAN, INC.
                      12020 CHANDLER BOULEVARD, SUITE 200
                       NORTH HOLLYWOOD, CALIFORNIA 91607
                                 (818) 761-2544
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                               ------------------

                                   Copies to:

                            Thomas W. Dobson, Esq.
                               Latham & Watkins
                       633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071
                                (213) 485-1234

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                                                    Proposed
                                   Amount          Proposed         Maximum
                                   of Shares        Maximum         Aggregate    Amount of
    Title of Each Class of         to be         Offering Price     Offering    Registration
 Securities to be Registered     Registered (1)   Per Share (2)     Price (2)       Fee
---------------------------------------------------------------------------------------------
Common Stock                       1,227,695          $8.00       $9,121,869.10    $2,764.00
$.01 par value                                        $8.65
                                                      $ .01
                                                      $7.47

____________

(1) The Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 1,227,695 shares of Common Stock of Film Roman, Inc. (the "Company"). Of such shares, 838,125 are subject to presently outstanding options granted under the Plan as of the date hereof.

(2) Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (a)(i) the exercise price per share ($8.00) of outstanding options for 600,000 shares, (ii) the exercise price per share ($8.65) of outstanding options for 163,125 shares, and (iii) the exercise price per share ($.01) of outstanding options for 75,000 shares, and (b) for the remaining 389,570 shares, the average of the high and low sales prices per share ($7.47) of the Company's Common Stock on the Nasdaq Stock Market on January 3, 1997.

                               Page 1 of 7 pages
                        Exhibit Index appears on page 7

                                     PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.


                                    PART II

Item 3.  Incorporation of Documents by Reference

         The registrant, Film Roman, Inc., a Delaware corporation (the "Company"), hereby incorporates the following document in this Registration Statement by reference:

         A. Description of the Company's Common Stock contained in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, on May 17, 1996 (Registration No. 333-03987), as amended by Amendment No. 1 filed with the Commission on July 12, 1996, as amended by Amendment No. 2 filed with the Commission on September 10, 1996, as amended by Amendment No. 3 filed with the Commission on September 30, 1996 and a prospectus dated September 30, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         See Item 3.A., above.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.

                               Page 2 of 7 pages

Item 6.  Indemnification of Directors and Officers

         The Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws. The Bylaws of the Company generally provide that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) and losses, claims liabilities, judgments, fines and amounts paid in settlement actually incurred by him in connection with such Proceeding. The Company has entered into agreements to provide indemnification for the Company's directors and executive officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorney's fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's services as a director or officer of the Company to the fullest extent permitted by applicable law.


Item 7.  Exemption from Registration Claimed

         Not applicable.

                               Page 3 of 7 pages

Item 8.      Exhibits

  3.1 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration
             No. 333-03987) and incorporated herein by reference).

  3.2        By-laws of the Company (filed as Exhibit 3.2 to the Company's
             Registration Statement on Form S-1 (Registration No. 333-03987) and incorporated herein by reference).

  4.1        Specimen of Common Stock Certificate of the Company (filed as
             Exhibit 4.3 to the Company's Registration Statement on Form S-1
             (Registration No. 333-03987) and incorporated herein by reference).

  4.2        Stock Option Plan (the "Plan") (filed as Exhibit 10.7 to the
             Company's Registration Statement on Form S-1 (Registration No. 333-
             03987) and incorporated herein by reference).

  4.3        Form of Stock Option Agreement under the Plan (filed as Exhibit
             10.8 to the Company's Registration Statement on Form S-1
             (Registration No. 333-03987) and incorporated herein by reference).

 *5 Opinion of Latham & Watkins as to the legality of the securities being registered hereby.

 *23.1       Consent of Ernst and Young LLP.

 *23.2       Consent of Latham & Watkins.  (Included in Exhibit 5 hereto.)

 *24         Power of Attorney (included on page 6).

_______________________
* Filed herewith


Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                               Page 4 of 7 pages

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               Page 5 of 7 pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Hollywood, State of California, on this 6th day of January 1997.

                              FILM ROMAN, INC.


                              By:   /s/ Phil Roman
                                  --------------------------------------------
                                 Phil Roman
                                 President,
                                 Chief Executive Officer and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phil Roman, William Schultz and Jon F. Vein, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                       TITLE                      DATE
           ---------                       -----                      ----

        /s/ PHIL ROMAN           President, Chief Executive    January 6, 1997
------------------------------      Officer and Director
          Phil Roman                (Principal Executive
                                    Officer)

    /s/GREGORY ARSENAULT         Senior Vice                   January 6, 1997
------------------------------      President--Finance
    Gregory Arsenault               and Administration
                                    (Principal Accounting and
                                    Financial Officer)

    /s/ ROBERT CRESCI                     Director             January 6, 1997
------------------------------
    Robert Cresci

    /s/ DENNIS DRAPER                     Director             January 6, 1997
------------------------------
    Dennis Draper

    /s/ THEODORE T.                       Director             January 6, 1997
-------------------
    HORTON, JR.
    --------------------------
    Theodore T. Horton, Jr.

    /s/ PETER MAINSTAIN                   Director             January 6, 1997
------------------------------
    Peter Mainstain

    /s/ DIXON Q. DERN                     Director             January 6, 1997
------------------------------
    Dixon Q. Dern

                               Page 6 of 7 pages

                               INDEX TO EXHIBITS

EXHIBIT                                                                                 PAGE
-------                                                                                 ----


  3.1        Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-
             03987) and incorporated herein by reference).

  3.2        By-laws of the Company (filed as Exhibit 3.2 to the Company's
             Registration Statement on Form S-1 (Registration No. 333-03987) and incorporated herein by reference).

  4.1        Specimen of Common Stock Certificate of the Company (filed as Exhibit
             4.3 to the  Company's Registration Statement on Form S-1 (Registration
             No. 333-03987) and incorporated herein by reference).

  4.2        Stock Option Plan (the "Plan") (filed as Exhibit 10.7 to the Company's
             Registration Statement on Form S-1 (Registration No. 333-03987) and
             incorporated herein by reference).

  4.3        Form of Stock Option Agreement under the Plan (filed as Exhibit 10.8 to the Company's Registration Statement on Form S-1 (Registration No.
             333-03987) and incorporated herein by reference).

 *5          Opinion of Latham & Watkins as to the legality of the securities being registered hereby.

 *23.1       Consent of Ernst and Young LLP.

 *23.2       Consent of Latham & Watkins.  (Included in Exhibit 5 hereto.)

 *24         Power of Attorney (included on page 6).

_______________________
* Filed herewith

                               Page 7 of 7 pages